Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eaton Puerto Rico Retirement Savings Plan of Eaton Corporation with respect to the financial statements, dated June 22, 2011, of the Eaton Electrical de Puerto Rico Retirement Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

February 24, 2012